EXHIBIT 10.3


To:       The Board of eBanker USA.com, Inc.

From: Michael Ruxin, Director, Chairman and CEO; Gordon Segal, Director; and Gerald Willman, Director, Global Med Technologies, Inc.

Global Med Technologies, Inc. (Global) Hereby Requests the Proposed Terms for a Loan Extension from eBanker USA.com, Inc. (eBanker)

April 14, 2000
Loan: eBanker agrees to commit to extend the $750,000 convertible loan at 12% interest per annum with interest and principal due January 1, 2001. eBanker will have the right to elect conversion on the due date prior to repayment being accepted. Global will provide eBanker with 30-days advance notice should it choose to repay of the Loan early. In that time eBanker will have the right to elect for conversion or repayment.

Commitment Fee:     22,222  free  common  shares of Global  (5% fee,  based on a market price of $1.6875).

Underlying
Registration:  The Global agrees to provide all eBanker-owned  common stock and derivatives on common stock with piggyback registration rights. Global commits to completing this registration prior to 180 days follow the date of this agreement. Global commits to maintain registration of all Global eBanker-owned common stock and derivatives on common stock.

Confirmation
of Terms
of Underlying
Agreement:          Except for the terms above, the terms of the underlying loan agreement, including but not limited to the default and remedy provisions, shall remain unaffected, unchanged, and unimpaired by reason of this amendment

For and on Behalf of:
Global Med Technologies, Inc.


/s/ Michael Ruxin                               /s/ Gordon Segal
----------------------------------              --------------------------------
Michael Ruxin, Director                         Gordon Segal, Director
Date:  April 21, 2000                           Date:  April 21, 2000

/s/ Gerald Willman
----------------------------------
Gerald Willman, Director
Date:  April 21, 2000

Agreed and accepted by:
eBanker USA.com, Inc.
----------------------------------
/s/ Robert Trapp
Robert Trapp, Director
Date:  April 25, 2000


















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